                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT

                                                                      Percentage
                                                                       Owned by
      Name                                               Jurisdiction   Exodus
      ----                                               ------------ ----------
      Arca Systems, Inc.................................   Delaware      100%
      American Information Systems, Inc.................   Illinois      100%
      Exodus Internet Limited...........................   England       100%
      Marley Acquisition Corp...........................   Delaware      100%